BOSTON LOS ANGELES MIAMI NEW YORK SAN DIEGO SAN FRANCISCO TORONTO WASHINGTON MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. One Financial Center Boston, MA 02111 617 542 6000 mintz.com March 16, 2026 Elicio Therapeutics, Inc. 451 D Street, 5th Floor Boston, MA 02210 Ladies and Gentlemen: We have acted as legal counsel to Elicio Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (File No. 333-293861) (the “Registration Statement”), pursuant to which the Company registered under the Securities Act of 1933, as amended (the “Securities Act”), up to $400,000,000 of any combination of securities described therein. The Registration Statement was declared effective by the Commission on March 16, 2026. We have also acted as legal counsel for the Company in connection with the sales agreement prospectus supplement, dated March 16, 2026 (the “Prospectus Supplement”), to the base prospectus included in the Registration Statement relating to the issuance and sale of shares of the Company’s common stock, $0.01 par value per share, having an aggregate offering price of up to $100,000,000 (the “Placement Shares”) under that certain At Market Issuance Sales Agreement, dated March 16, 2026, by and between the Company and B. Riley Securities, Inc., JonesTrading Institutional Services LLC and Ladenburg Thalmann & Co. Inc. (the “Sales Agreement”), as described in the Prospectus Supplement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, as amended to date, and Amended and Restated Bylaws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto and the Prospectus Supplement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Placement Shares, when issued by the Company out of the Company’s duly authorized common stock and issued and delivered by the Company against payment therefor as contemplated by the Sales Agreement, on terms approved by the Board of Directors of the Company, or a duly authorized committee thereof, will be duly and validly issued, fully paid and nonassessable. Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Placement Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

March 16, 2026 Page 2 MINTZ We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Very truly yours, /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.